UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8215 Forest Point Boulevard
Charlotte, North Carolina	28273
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, the Organization and Compensation Committee of the Board of Directors of Sealed Air Corporation (the “Company”) approved the offer letter between Dr. Ilham Kadri, President, Diversey Care, and the Company regarding her relocation from the Netherlands to the Company’s new headquarters in Charlotte, North Carolina (the “Relocation Letter”). Upon Dr. Kadri’s relocation, the current employment agreement between Dr. Kadri and Diversey Europe Operations BV (a subsidiary of the Company) dated February 25, 2013 will terminate.

The Relocation Letter establishes Dr. Kadri’s salary in U.S. dollars at $477,000 and leaves her Annual and Long Term Incentive targets as a percentage of salary unchanged at 65% and 160%, respectively. In order to address the timing of the relocation, the loss of certain customary benefits provided under her terminating employment agreement and certain differences in anticipated taxes related to outstanding performance share unit (PSU) awards, the Relocation Letter provides Dr. Kadri with (i) one academic year of school tuition for her child, (ii) certain one-time payments totaling $121,650, a portion of which is net of tax, and (iii) certain future potential tax equalization payments related to her outstanding PSUs. The Relocation Letter also provides for an amendment to her outstanding PSUs to treat any termination of employment without “cause” before March 31, 2018 the same as “retirement” (i.e., resulting in pro rata vesting subject to actual performance results). All other Company benefits under the Relocation Letter, including relocation benefits, generally follow standard Company programs.

The foregoing summary of the Relocation Letter is qualified in its entirety by reference to the full text of the Relocation Letter included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2015, the Company held its annual meeting of stockholders. The holders of a total of 189,610,790 shares of the Company’s common stock were present in person or by proxy at the annual meeting, representing approximately 89.76% of the voting power entitled to vote at the annual meeting. Each share of common stock was entitled to one vote on each matter before the meeting. The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The stockholders elected the entire board of directors, each of whom holds office until a successor is elected and qualified or until his or her earlier resignation or removal, by the following votes:

	Nominee	For	Against	Abstain	Broker Non- Votes
1.	Michael Chu	174,972,014	4,914,923	236,177	9,487,676
2.	Lawrence R. Codey	176,395,038	3,509,583	218,493	9,487,676
3.	Patrick Duff	162,474,732	17,481,111	167,271	9,487,676
4.	Jacqueline B. Kosecoff	172,104,424	7,789,973	228,717	9,487,676
5.	Neil Lustig	178,771,072	1,118,183	233,859	9,487,676
6.	Kenneth P. Manning	171,308,788	8,550,549	263,777	9,487,676
7.	William J. Marino	176,431,301	3,445,100	246,713	9,487,676
8.	Jerome A. Peribere	177,122,720	2,860,202	140,192	9,487,676
9.	Richard L. Wambold	125,372,499	54,492,260	258,355	9,487,676
10.	Jerry R. Whitaker	173,812,177	6,071,876	239,061	9,487,676

2.	The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the proxy statement by the following vote:

	For	Against	Abstain	Broker Non- Votes
Approval of Executive Compensation	175,459,959	2,984,007	1,679,148	9,487,676

3.	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015 by the following vote:

	For	Against	Abstain	Broker Non- Votes
Ratification of Appointment of Ernst & Young LLP	188,382,631	1,028,800	199,359	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Relocation Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel & Secretary

Dated: May 19, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Relocation Letter